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                                                                    Exhibit 99.1
                                                                    ------------

                          WATERSIDE CAPITAL CORPORATION
                         300 E. Main Street, Suite 1380
                                Norfolk, VA 23510

     CONTACTS:  Waterside Capital Corporation:
                Gerald T. McDonald
                Chief Financial Officer
                757-626-1111 Ext. 309
                info@watersidecapital.com
                -------------------------

        Waterside Announces Stock Repurchase Program and Earnings Release

NORFOLK, VA -- February 5, 2002 -- Waterside Capital Corp. (Nasdaq:WSCC), A SMALL BUSINESS INVESTMENT CORPORATION (SBIC) today announced that its Board of Directors had approved a stock repurchase program.

The company will repurchase up to two percent of its currently outstanding common stock over the next year in open market and in privately negotiated transactions. The repurchase program does not obligate Waterside to acquire any particular number of shares and may be suspended at any time at the company's discretion. President and Chief Executive Officer J. Alan Lindauer said, "The company believes that a stock repurchase at the current market prices represents an excellent use of cash resources to enhance value for our shareholders."

The company additionally announced that net operating loss was $39,000 or $0.02 per share for the second quarter of 2002 compared to income of $275,000 or $0.17 per share for the same period of the previous fiscal year. The net decrease in stockholders' equity resulting from operations for the second quarter of fiscal 2002 (which includes operating income plus realized and unrealized gains and (losses) on investments) was $1,968,000 or $1.24 per share compared to a loss of $1,095,000 or $0.69 per share for the same period of fiscal 2001. The company recognized numerous gains and losses during the quarter with a $1,043,000 unrealized gain recognized from the Delta Education's Systems, Inc. investment and a $750,000 unrealized gain on the ISR Solutions, Inc. investment. These gains were offset by write-downs on two investments consisting of $2,350,000 on the JMS North America, Inc. investment and $1,350,000 on the DigitalSquare investment. During the second quarter of 2002, the Company ceased recognizing deferred tax benefits associated with the generation of net operating losses from operations and its realized loss.

For the six months ended December 31, 2001, net operating income was $379,000 or $0.24 per share compared to $656,000 or $0.42 per share reported for the six months ended December 31, 2000. The net decrease in stockholders' equity resulting from operations was a decrease of

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$1,313,000 or $0.83 per share compared to a decrease of $1,423,000 or $0.90 per share for the six months ended December 31, 2000. At December 31, 2001 Waterside's investment portfolio totaled $30.6 million compared with $33.7 million reported at June 30, 2001. Net asset value declined to $6.76 per share at December 31, 2001 from the $7.59 per share reported June 30, 2001. Waterside originated new investments of $2.7 million for the six months ended December 31, 2001 and received proceeds from the sales of various investments of $4.8 million during the same six month period.


                             ABOUT WATERSIDE CAPITAL

Waterside Capital Corporation is a Small Business Investment Company (SBIC), headquartered in Norfolk, Virginia with a portfolio of $30.6 million of investments in twenty-nine companies located primarily in the Mid-Atlantic region.

             Visit Waterside's web site at www.watersidecapital.com

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management--including, but not limited to, the average maturity of our investments, the potential to realize investment gains as these investments mature, investment opportunities, results, performance or expectations--may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors including the risks associated with the performance of the Company's portfolio companies, dependencies on key employees, interest rates, the level of economic activity, and competition, as well as other risks described from time to time in the Company's filings with the Securities Exchange Commission, press releases, and other communications.

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                          Waterside Capital Corporation
                                FINANCIAL SUMMARY
                      (in thousands except per share data)

----------------------------------------------------------------------------------------------------------------------

Statement of Operations data:                                    Three Months Ended            Six Months Ended
                                                                     December 31,                December 31,
                                                               2001          2000               2001         2000
                                                              -------       -------            -------     --------
Total operating income                                       $   853         $   939         $ 2,035         $ 2,032
Interest expense                                                 527             495           1,050             958
Other operating expenses                                         289             339             606             737
                                                             -------         -------         -------         -------
Net operating income before income taxes                          37             105             379             337

Applicable income taxes                                           76            (170)              -            (319)
                                                             -------         -------         -------         -------
Net operating income(loss)                                       (39)            275             379             656

Realized gains/losses on investments,
     net of income tax expense                                  (223)              -          (1,317)              -
Change in unrealized gains/(losses) on investments,
     net of income tax expense (benefit)                      (1,706)         (1,370)           (375)         (2,079)
                                                             -------         -------         -------         -------
Net increase (decrease) in stockholders'
     equity resulting from operations                        $(1,968)        $(1,095)        $(1,313)        $(1,423)
                                                             =======         =======         =======         =======

Per share data (basic):
   Net operating income(loss)                                $ (0.02)        $  0.17         $  0.24         $  0.42
   Net increase/ (decrease) in stockholders' equity
     resulting from operations                                 (1.24)          (0.69)          (0.83)          (0.90)

Balance Sheet data:

                                                             At December 31,                At June 30,
                                                           2001             2000               2001
                                                        -------            -------            -------

Cash                                                    $ 3,706            $    39            $ 1,089
Investment in portfolio companies at fair value:
   Equity securities                                     17,964             22,643             23,147
   Debt securities                                        7,705              8,908              6,514
   Options and warrants                                   4,910              4,347              4,026
                                                        -------            -------            -------
     Total investments                                   30,579             35,898             33,687

Debentures and notes payable                             25,400             23,150             25,400
Stockholders' equity                                     10,686             15,412             11,999

Net asset value per common share                        $  6.76            $  9.75            $  7.59

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